Exhibit 10.2

DATED	17 MARCH 2020

(1)	MARK ROTHERA

(2)	ORCHARD THERAPEUTICS PLC

(3)	ORCHARD THERAPEUTICS (EUROPE) LIMITED

(4)	ORCHARD THERAPEUTICS NORTH AMERICA

SETTLEMENT AGREEMENT

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

5 Fleet Place London EC4M 7RD

Tel: +44 (0)20 7203 5000 ● Fax: +44 (0)20 7203 0200 ● DX: 19 London/Chancery Lane

www.charlesrussellspeechlys.com

CONTENTS

1 DEFINITIONS	1

2 THE COMPANY’S OBLIGATIONS	2

3 YOUR OBLIGATIONS	2

4 YOUR CLAIMS	2

5 YOUR WARRANTIES	2

6 SETTLEMENT	3

7 MISCELLANEOUS	4

SCHEDULE 1	7

SCHEDULE 2	9

SCHEDULE 3	12

SCHEDULE 4	13

THIS AGREEMENT is made the 17th day of March 2020

BETWEEN:

(1)	MARK ROTHERA of …………………………………………………………………...(you);

(2)	ORCHARD THERAPEUTICS PLC of 108 Cannon Street, London, United Kingdom, EC4N 6EU (the Company);

(3)	ORCHARD THERAPEUTICS (EUROPE) LIMITED of 108 Cannon Street, London, United Kingdom, EC4N 6EU (the UK Subsidiary); and

(4)	ORCHARD THERAPEUTICS NORTH AMERICA of 101 Seaport Boulevard, 7th Floor, Boston, MA 02210 United States (the US Subsidiary)

BACKGROUND

(A)

You have been employed by the Company and the US Subsidiary since 12 June 2017 most recently as President and Chief Executive Officer and have held associated offices with the companies. You have also been a statutory director of the UK Subsidiary since 4 September 2017.

(B)

You have agreed to the mutual termination of termination of your employment with the Company and US Subsidiary under the terms of a Separation Agreement and Release dated the same date as this Agreement (the US Agreement). In consideration for payments and benefits set out in the US Agreement, you have agreed to enter into this Agreement.

(C)

The parties have entered into this Agreement to record and implement the terms on which you have agreed to settle any claims which you have or may have in connection with your Employment or its termination or otherwise against any Group Company or any of the Protected Parties whether or not those claims are, or could be, in the contemplation of the parties at the time of signing this Agreement, and including, in particular any Statutory Claims which you have raised and/or raise in this Agreement.

(D)	The parties intend this Agreement to be an effective waiver of any such claims and to satisfy the conditions in relation to settlement agreements in the relevant legislation.

(E)	These recitals are intended to be binding and form part of the Agreement.

IT IS AGREED as follows:

1	DEFINITIONS

1.1	In this Agreement the definitions and interpretations set out in Schedule 1 apply (unless otherwise stated).

2	THE COMPANY’S OBLIGATIONS

Legal costs

2.1	The Company will make a contribution towards your reasonable legal costs incurred in taking advice on the terms of this Agreement, up to a maximum of £1,000 (plus VAT), provided that:

2.1.1	the Agreement is signed and completed by both parties; and

2.1.2	the fees relate only to advice concerning the termination of your employment and the terms of this Agreement; and

2.1.3	the Solicitor signs and delivers to the Company the Certificate,

in which case the fees will be paid directly to the Solicitor within 30 days of the Company receiving a copy of an invoice addressed to you, showing the fees due and marked as being payable by the Company. The invoice should be marked “Private and Confidential, Addressee Only” and should be sent to the Nominated Person at john.ilett@orchard-tx.com.

3	YOUR OBLIGATIONS

Resignation of Directorship

3.1

You will resign with immediate effect from your directorships with the Group Companies registered with Companies House in the United Kingdom by virtue of your Employment by signing and dating letters of resignation in the form of the drafts attached at Schedule 3.

4	YOUR CLAIMS

4.1

In the circumstances, you allege that, in addition to common law and contractual claims, you have or will have the following claims arising from your Employment and/or its termination (together the Particular Claims):

4.1.1	for wrongful dismissal; and

4.1.2	for unfair dismissal, under section 111 of the Employment Rights Act 1996.

5	YOUR WARRANTIES

In relation to Statutory Claims

5.1

You warrant that you have instructed the Solicitor to advise on whether you have or may have the Particular Claims, any of the claims listed in Schedule 2 and/or any other Statutory Claims against the Protected Parties arising out of or in connection with the Issue, your Employment or the termination of your Employment and offices and the matters envisaged by this Agreement and you have provided the Solicitor with all relevant information.

5.2

You further warrant that, having received the Solicitor’s advice, you have the Particular Claims and no other Statutory Claims against the Protected Parties, and that you are not aware of any facts or circumstances which may give rise to any other claims against the Protected Parties.

5.3	You acknowledge that the Company acted in reliance on these warranties when entering into this Agreement.

General

You warrant that other than the matters expressly notified to the Company as at the date of this Agreement:

5.4	To the best of your knowledge you have not committed any breach of duty (including fiduciary duty) owed to any Group Company;

5.5	To the best of your knowledge you have not done or omitted to do anything which:

5.5.1	had the Company been aware of it, would have entitled the Company to terminate your employment summarily and without compensation (if you had still been employed); or

5.5.2	had it been done after the date of this Agreement would be in breach of the terms of this Agreement;

5.6

you are not employed, engaged or doing any work in any capacity, you are not in discussions which are likely to lead to employment or engagement in any capacity and you have not received an offer to do any work, in any capacity;

5.7	you are not aware of any circumstances or symptoms that may give rise to a claim by you against any Group Company for personal injury or industrial disease or in respect of accrued pension rights;

5.8	you agree that all and any grievances or complaints you have raised are hereby withdrawn and agree not to raise a new grievance with the Company in the future.

6	SETTLEMENT

6.1

You accept the terms of the US Agreement and this Agreement in full and final settlement of all and any claims, demands, costs and expenses or rights of action of any kind whether past, present or future (and whether such claims are known or unknown to the parties and whether contemplated or not) that you have or may have against the Protected Parties relating directly or indirectly to your Employment, the Issue, the Particular Claims, the Employment Contract, directorships or other offices, the termination of any of them, any bonus, incentive, share/stock options, remuneration or other right, expectation or entitlement arising by virtue of your Employment or the Employment Contract or any other matter, including any common law, contractual, tortious or Statutory Claims or any stress related claims or any claims relating to depression or for physical or psychiatric illness relating to any acts of discrimination or any claim under European law.

6.2	The waiver in clause 6.1 shall not apply to:

6.2.1	any claim for enforcement of this Agreement and/or the Separation Agreement and Release;

6.2.2	claims in respect of personal injury of which you are not aware and could not reasonably be expected to be aware at the date of this Agreement (other than claims under the discrimination legislation);

6.2.3	any claims in relation to accrued pension entitlements.

6.3	You accept that the Company is entering into this settlement for the benefit of itself and, as trustee for each of the other Protected Parties.

6.4	You agree not to institute or pursue any claim in respect of any matter referred to in clause 4, any other Statutory Claim or any other claim referred to in clause 6.1.

6.5

If you breach any material provision of this Agreement or pursue a claim against any Group Company arising out of your Employment or its termination other than those excluded under clause 6.2, you agree to indemnify the Company for any losses suffered as a result thereof, including all reasonable legal and professional fees incurred.

6.6

This Agreement complies with and is intended to comply with the conditions regulating settlement agreements under the requirements of each of the following (as amended): the Trade Union and Labour Relations (Consolidation) Act 1992; the Employment Rights Act 1996; the National Minimum Wage Act 1998; the Working Time Regulations 1998; the Trans-national Information and Consultation of Employees Regulations 1999; the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000; the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002; the Information and Consultation of Employees Regulations 2004; the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006; the Companies (Cross-Border Merger) Regulations 2007; the Pensions Act 2008; the Equality Act 2010.

6.7

You confirm that you have received independent legal advice from the Solicitor on the terms and effect of this Agreement, and in particular its effect on your ability to pursue your rights before an Employment Tribunal. The Solicitor has confirmed to you that there is in force a contract of insurance or an indemnity provided for members of a profession covering the risk of a claim against the Solicitor and/or the firm in respect of loss arising in consequence of the advice given to you.

7	MISCELLANEOUS

Binding Agreement

7.1

You warrant that neither you nor any person acting on your behalf has manually or electronically amended any draft of this Agreement provided to you by the Company, except where the Company has been made aware of such amendment in writing.

7.2	This Agreement, whilst marked “Without Prejudice and Subject to Contract” will be binding upon the parties upon completion.

Governing law and jurisdiction

7.3	This Agreement is governed by the law of England and Wales and any dispute between the parties relating to it is subject to the exclusive jurisdiction of the courts of England and Wales.

Contracts (Rights of Third Parties) Act 1999

7.4

The Company enters into this Agreement for itself and as agent and trustee for all Protected Parties and is authorised to do so. It is the parties’ intention that each of the Protected Parties should be able to enforce any rights conferred upon it under this Agreement, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. No other person or entity which is not party to this Agreement shall have any rights under this Agreement under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

7.5

The consent of a third party shall not be required for the variation or termination of this Agreement, even if that variation or termination affects the benefits conferred in this Agreement on that third party.

Assistance

7.6

Subject always to any obligations owed by you to any third party, you agree to provide the Company with such assistance as it may reasonably require prior to or following the Termination Date in the conduct of such complaints, investigations or proceedings as may arise in respect of which the Company or its legal advisors reasonably believes you may be able to provide assistance and the Company will prior to your rendering such assistance agree with you the basis upon which it will reimburse you fairly for your time and effort should any such assistance require more than 2 business days of your time, and pay your reasonable expenses incurred in providing such assistance.

Counterparts

7.7	This Agreement may be executed in any number of counterparts, each of which, when executed, shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

Signed on the date set out at the commencement of this Agreement

SIGNED by JOHN ILETT for and on behalf of ORCHARD THERAPEUTICS PLC	) )	/s/ John Ilett

SIGNED by JOHN ILETT for and on behalf of: ORCHARD THERAPEUTICS (EUROPE) LIMITED	) )	/s/ John Ilett

SIGNED by FRANK THOMAS for and on behalf of: ORCHARD THERAPEUTICS NORTH AMERICA	) )	/s/ Frank Thomas

SIGNED by MARK ROTHERA	) )	/s/ Mark Rothera

SCHEDULE 1

Definitions and Interpretations

1	DEFINITIONS

Certificate	the certificate at Schedule 3 of this Agreement to be signed and dated by the Solicitor

Employment	your employment by any Group Company

Employment Agreement	means the employment agreement between you and the Parent dated 12 June 2017, as amended

Group Company

the Company, the UK Subsidiary and US Subsidiary and any person, firm, company, business entity or other organisation;

(a) which is directly or indirectly controlled by the Company.

(b) which directly or indirectly controls the Company;

(c) which is directly or indirectly controlled by a third party which also controls the Company; or

(d) of which the Company or any person, firm, company, business entity or other organisation referred to in this definition of “Group” is a partner;

(e) of which the Company or any Group Company referred to in this definition of “Group” owns or has a beneficial interest (whether directly or indirectly) in 20% or more of the issued share capital or 20% or more of the capital assets

Nominated Person	John Ilett or such other person or persons nominated by the Company from time to time

Protected Parties	each of any Group Company and their respective officers, employees, workers, consultants, partners, members, shareholders or agents

Solicitor	Peter L. Talibart of Seyfarth Shaw U.K. LLP, a firm of solicitors whose address is One RopeMaker Street, London EC2Y 9AW

Statutory Claims	any claim referred to in the Health and Safety at Work Act 1974; the Trade Union and Labour Relations (Consolidation) Act 1992; the Employment Rights Act 1996; the Protection from Harassment Act 1997; the National Minimum Wage Act 1998; the Working Time Regulations 1998; the Public Interest Disclosure Act 1998; the Data Protection Act 1998; the Human Rights Act 1998; the Trans-national Information and Consultation of Employees Regulations 1999; the Maternity and Parental Leave Regulations 1999; the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000 and the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002; the Employment Act 2002; the Information and Consultation of Employees Regulations 2004, the Transfer of Undertakings (Protection of Employment) Regulations 2006; the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006; the Employment Act 2008; the Pensions Act 2008; the Equality Act 2010; the Agency Workers Regulations 2010; the Enterprise and Regulatory Reform Act 2013; the General Data Protection Regulation(2016/679); the Data Protection Act 2018 and any claims from which an employee may contract out by means of a settlement agreement

2	INTERPRETATIONS

2.1	The headings in this Agreement are inserted for convenience only and shall not affect its construction.

2.2

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.3	The schedules to this Agreement form part of (and are incorporated into) this Agreement.

SCHEDULE 2

Employment Claims

1	for breach of contract and/or wrongful dismissal;

2	for unfair dismissal, under section 111 of the Employment Rights Act 1996;

3	in relation to the right to a written statement of reasons for dismissal, under section 93 of the Employment Rights Act 1996;

4	in relation to unlawful detriment, under section 48 of the Employment Rights Act 1996, or section 56 of the Pensions Act 2008;

5	for a statutory redundancy payment, under section 163 of the Employment Rights Act 1996;

6	in relation to an unlawful deduction from wages, under section 23 of the Employment Rights Act 1996;

7	in relation to written employment particulars and itemised pay statements, under section 11 of the Employment Rights Act 1996;

8	in relation to guarantee payments, under section 34 of the Employment Rights Act 1996;

9	in relation to suspension from work, under section 70 of the Employment Rights Act 1996;

10	in relation to parental leave, under section 80 of the Employment Rights Act 1996;

11	in relation to a request for flexible working, under section 80H of the Employment Rights Act 1996;

12	in relation to time off work, under sections 51, 54, 57, 57B, 60, 63 and 63C of the Employment Rights Act 1996;

13

for pregnancy or maternity discrimination, direct or indirect discrimination, harassment or victimisation because of and/or related to sex, marital or civil partnership status, pregnancy or maternity or gender reassignment under section 120 of the Equality Act 2010;

14	for direct or indirect discrimination, harassment or victimisation because of and/or related to race under section 120 of the Equality Act 2010;

15

for direct or indirect discrimination, harassment or victimisation because of and/or related to disability, discrimination arising from disability or failure to make reasonable adjustments under section 120 of the Equality Act 2010;

16	for direct or indirect discrimination, harassment or victimisation because of and/or related to sexual orientation under section 120 of the Equality Act 2010;

17	for direct or indirect discrimination, harassment or victimisation because of and/or related to religion or belief under section 120 of the Equality Act 2010;

18	for direct or indirect discrimination, harassment or victimisation because of and/or related to age under section 120 of the Equality Act 2010;

19	for equal pay or equality of terms under sections 120 and 127 of the Equality Act 2010;

20

in relation to the obligations to elect appropriate representatives or inform and consult or any entitlement to a protective award, under the Trade Union and Labour Relations (Consolidation) Act 1992 (as amended);

21	in relation to working time or holiday pay, under regulation 30 of the Working Time Regulations 1998;

22	in relation to the national minimum wage, under sections 11, 18, 19D and 24 of the National Minimum Wage Act 1998;

23	in relation to the right to be accompanied, under section 11 of the Employment Relations Act 1999;

24

for less favourable treatment and/ or detriment on the grounds of being a part-time worker under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000 or otherwise;

25

for less favourable treatment and/ or detriment on the grounds of being a fixed-term employee under regulation 7 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 or otherwise;

26

in relation to the obligations to elect appropriate representatives or inform and consult or any entitlement to a protective award, under and/or concerning the Transfer of Undertaking (Protection of Employment) Regulations 2006 (as amended);

27	for physical or psychiatric illness or injury (and all losses therefrom) relating to any acts of discrimination;

28	for any stress-related claims and/or any claims relating to depression or other mental illness and all losses arising therefrom;

29	in relation to any existing personal injury claims that you are aware of or should reasonably be aware of;

30	for breach of obligations under the Protection from Harassment Act 1997;

31	under and/or concerning the Data Protection Act 1998, the Data Protection Act 2018 or the General Data Protection Regulation 2016/679;

32	under and/or concerning the Transnational Information and Consultation of Employees Regulations 1999;

33	under and/or concerning the Information and Consultation of Employees Regulations 2004;

34	under and/or concerning the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006;

35	under and/or concerning the Human Rights Act 1998;

36	in relation to refusal of employment, refusal of employment agency services and detriment under the Employment Relations Act 1999 (Blacklists) Regulations 2010;

37	in relation to time off for study or training under section 63I of the Employment Rights Act 1996;

38

in relation to the right to equal treatment, access to collective facilities and amenities, access to employment vacancies and the rights not to be subjected to a detriment under regulations 5, 12, 13 and 17(2) of the Agency Workers Regulations 2010;

39	arising as a consequence of the United Kingdom’s membership of the European Union.

SCHEDULE 3

Certificate of Independent legal adviser

I Peter Talibart of Seyfarth Shaw U.K.LLP whose address is Citypoint, One Ropemaker Street, London EC2Y 9AW confirm that I gave independent legal advice to Mark Rothera (the Employee) as to the terms and effect of this Settlement Agreement and in particular its effect on the Employee’s ability to pursue any claims before an Employment Tribunal.

I confirm that I am a solicitor of the Senior Courts of England & Wales holding a current practising certificate. Further, I confirm that there was in force at the time I gave the advice a contract of insurance or an indemnity provided for members of a profession or professional bodies covering the risk of a claim by the Employee in respect of any loss arising from my advice.

I confirm I am not acting (and have not acted) in relation to this matter for any Group Company as defined in the Agreement.

Signed: /s/ Peter Talibart

Dated:    20 March 2020

SCHEDULE 4

Resignation

The Directors

Orchard Therapeutics PLC

108 Cannon Street

London

EC4N 6EU

United Kingdom

17 March 2020

Dear Sirs

I hereby resign from my office as a director of Orchard Therapeutics PLC with immediate effect, and I confirm that I have no claims against the Company arising from my resignation.

Yours faithfully

/s/ Mark Rothera

Mark Rothera

The Directors

Orchard Therapeutics (Europe) Limited

108 Cannon Street

London

EC4N 6EU

United Kingdom

17 March 2020

Dear Sirs

I hereby resign from my office as a director of Orchard Therapeutics (Europe) Limited with immediate effect, and I confirm that I have no claims against the Company arising from my resignation.

Yours faithfully

/s/ Mark Rothera

Mark Rothera